UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
November 22, 2005

SUN NEW MEDIA INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-26347 (Commission File No.)	410985135 (I.R.S. Employer Identification No.)

P.O. Box 297
1142 South Diamond Bar Boulevard
Diamond Bar, California 91765
(Address of principal executive offices)

Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1 SALE AND PURCHASE AGREEMENT
EX-99.1 PRESS RELEASE

Item 1.01       Entry into a Material Definitive Agreement.

     On November 22, 2005, Sun New Media Inc. (“SNMI”) entered into a Sale and Purchase Agreement (the “Purchase Agreement”) by and among Yang Qi, Mao Quan Yi and Wu Bing Wei.

     The Purchase Agreement provides that SNMI will acquire a 100% controlling interest in China Focus Channel Development Co. Limited (“Focus”) from Yang Qi, Mao Quan Yi and Wu Bing Wei. Subject to certain financial milestones, the minimum and maximum total consideration for the acquisition is between 14,900,000 and 20,900,000 shares of SNMI common stock.

     The closing of the transaction is subject to the approval of SNMI and Focus shareholders, the entering of additional ancillary agreements and customary terms and conditions, due diligence review, and regulatory and third party approvals.

     The Purchase Agreement is attached hereto as Exhibit 2.1. A copy of the press release announcing the acquisition of a controlling interest in Focus is attached hereto as Exhibit 99.1

Item 3.02       Unregistered Sales of Equity Securities

     Pursuant to the Purchase Agreement described in Item 1.01 above, SNMI will issue up to 20,900,000 shares of SNMI common stock to Focus. The issuance of such shares has not been registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration provided by Regulation S and Section 4(2) of the Act.

Item 9.01       Financial Statements and Exhibits

(c)       Exhibits

Exhibit No.	Description
2.1	Sale and Purchase Agreement dated November 22, 2005 by and among Sun New Media Inc., Yang Qi, Mao Quan Yi and Wu Bing Wei
99.1	Press Release dated November 22, 2005 announcing the acquisition of a controlling interest in China Focus Channel Development Co. Limited

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2005

SUN NEW MEDIA INC.
By:	/s/ John Li
John Li, Executive Director

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Sale and Purchase Agreement dated November 22, 2005 by and among Sun New Media Inc., Yang Qi, Mao Quan Yi and Wu Bing Wei
99.1	Press Release dated November 22, 2005 announcing the acquisition of a controlling interest in China Focus Channel Development Co. Limited

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